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                                                            Exhibit 10.1

                           FULCRUM INNOVATIONS, INC.

                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement ("Agreement") is made June 14, 1991 (the "Effective Date"), by and between FULCRUM INNOVATIONS, INC., a California corporation (the "Company"), and [Founder] ("Purchaser").

     1.   Sale of Stock.

          Subject to the terms and conditions hereof, on the Closing Date the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from
the Company,    shares of the Company's Common Stock (the "Shares") at a
purchase price of $.001 per Share for a total purchase price of      . The
term "Shares" refers to the purchased Shares and all securities received in replacement of Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

     2.   Closing.

          The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as they agree (the "Closing Date"). At the Closing, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by the Purchaser (which shall be issued in Purchaser's name) against payment of the purchase price therefor in cash.

     3.   Limitations on Transfer.

          In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company's repurchase option, except as provided in Section 3(h) below. After any Shares have been released from such repurchase option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with Sections 3(b) and 3(c) below and applicable securities laws:

          (a) Repurchase Option. In the event of the voluntary or involuntary termination of employment of Purchaser with the Company for any reason, with or without cause (including death or disability), the Company shall, upon the date of such termination,
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have an irrevocable, exclusive option for a period of sixty (60) days from such date to repurchase all or any portion of the Shares held by Purchaser as of such date which have not yet been released from the Company's repurchase option at the original purchase price per Share specified in Section 1. The option shall be exercised by the Company by written notice to Purchaser or Purchaser's executor and, at the Company's option, (i) by delivery to the Purchaser or Purchaser's executor with such Notice of a check in the amount of the purchase price for the Shares being purchased, or (ii) in the event the Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or
(iii) by a combination of (i) and (ii) so that the combined payment and cancellation of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser. One hundred percent (100%) of the Shares purchased by Purchaser shall initially be subject to the Company's repurchase option as set forth above. Thereafter, the Shares held by Purchaser shall be released from the Company's repurchase option under this Section 3(a) as follows (provided in each case that Purchaser's employment has not been terminated prior to the date of any such release): 1/4th of the original number of Shares shall be released from the repurchase option one year from the Effective Date, and then 1/48th of the original number of Shares shall be released from the repurchase option at the end of each calendar month thereafter. Fractional shares shall be rounded to the nearest whole share.

     (b) Right of First Refusal. In the event, at any time after the date of this Agreement, the Purchaser or Purchaser's transferee desires to sell or transfer in any manner the Shares as to which the option provided in Section 3(a) above is not applicable or has not been exercised, Purchaser shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which Purchaser is proposing or is to dispose of said Shares. Said right of first refusal shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the Purchaser of the terms and conditions of said proposed sale or transfer and the name, address and phone number of each proposed buyer or transferee. If the Company desires to exercise such right of first refusal, it shall notify Purchaser in writing within such thirty (30) day period. In the event the Shares are not disposed of on such terms within thirty
(30) days following lapse of the period of the right of first refusal provided to the Company or if the Purchaser proposes to change the price or other terms to

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make them more favorable to the buyer, they shall once again be subject to the right of first refusal herein provided.

     (c) Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty
(30) days following receipt by the Company of written notice by the person acquiring the Shares.

     (d) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(c), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or Purchaser's executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. If the transferor disputes the price as set by the Board of Directors by notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial appraiser selected by the Board of Directors. The Board of Directors shall select the appraiser within thirty (30) days after receipt of notice that the Purchaser is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) day period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to resolve a dispute shall be added to the thirty (30) day period in which the Company may exercise its right to purchase.

     (e) Assignment. The right of Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

     (f) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Company's option to repurchase under Section 3 and the Company's rights under Section 2. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are met.

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          (g) Termination of Refusal Right; Public Offering Lockup. The right of first refusal granted the Company by paragraph 3(b) above shall terminate at such time as a public market exists for the Company's capital stock (or any other stock issued to purchasers in exchange for the Shares purchased under this Agreement). For the purpose of this Agreement, a "Public Market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (ii) such stock is traded on the over-the-counter market and prices are published daily on the business days in a recognized financial journal. Notwithstanding the foregoing, Purchaser and Purchaser's transferees will not, without the prior written consent of the Company, offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any of the Shares for a period of ninety (90) days following the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's initial public offering of securities.

               Upon termination of the right of first refusal imposed by this Agreement and the expiration or exercise of the Company's repurchase option described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(c) herein and delivered to Purchaser.

          (h) Exempt Transfers. The restrictions on transfer of this Section 3 shall not apply to a transfer to Purchaser's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing to take such Shares subject to all the terms of this Agreement, including restrictions on further transfer.

     4. Escrow.

          For purposes of facilitating the enforcement of the provisions of
Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for his Shares, to deliver such certificate(s) with a stock power executed by Purchaser and by Purchaser's spouse (if required for transfer), in blank, to the Secretary of the Company or its designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms hereof. Purchaser hereby acknowledges that the Secretary of the Company (or its designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party) for any actions or omissions unless

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such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. The Secretary of the Company shall act as the escrow holder with respect to such Shares.

     5.   Investment Representations.

     In connection with the purchase of the Shares, Purchaser represents to the Company the following:

     (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with any "distribution" thereof within the meaning of the Securities Act of 1933; as amended (the "Securities Act").

     (b) Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

     (c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability, in certain cases, of certain public information about the Company; (ii) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; and (iii) in the case of an affiliate, or a non-affiliate who has held the restricted securities for less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is


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defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) Purchaser further understands that at the time Purchaser wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the securities under Rule 144 even if the two-year minimum holding period had been satisfied.

     (f) Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     6. Legends.

     The certificate or certificates representing the Shares shall bear the following legends:

        (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

        (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        (C) ANY LEGEND REQUIRED TO BE PLACED THEREON BY THE CALIFORNIA COMMISSION OF CORPORATIONS.

     7. Miscellaneous.

     (a) This Agreement may be amended only by written agreement between the Company and Purchaser.


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     (b)  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, attention the President, and if to Purchaser, at Purchaser's address as shown on the stock records of the Company.

     (c) The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement, may only be assigned with the prior written consent of the Company.

     (d) Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                   FULCRUM INNOVATIONS, INC.


                                   By:
                                        ---------------------------

                                   Title: President
                                          -------------------------

     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

                                   PURCHASER


                                   ---------------------------------
                                               [Founder]


                                   Address:
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                                  ATTACHMENT A

                               CONSENT OF SPOUSE


     I, /S/ ______________________, spouse of __________________, have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


                                             /s/
                                             -------------------------------
                                             Spouse of Purchaser